As filed with the Securities and Exchange Commission on February 13, 2006
                        Registration No. 333-_______

==============================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                        ---------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                        ----------------------------

                                ASHLAND INC.
           (Exact name of Registrant as specified in its charter)

             Kentucky                                 20-0865835
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

                        50 E. RiverCenter Boulevard
                                P.O. Box 391
                          Covington, KY 41012-0391
                               (859) 815-3333

                (Address, including zip code, and telephone
                      number, including area code, of
                 Registrant's principal executive offices)

                    -----------------------------------
                      2006 ASHLAND INC. INCENTIVE PLAN
                          (Full title of the Plan)
                    ------------------------------------

                          David L. Hausrath, Esq.
            Senior Vice President, General Counsel and Secretary
                        50 E. RiverCenter Boulevard
                                P.O. Box 391
                          Covington, KY 41012-0391
                               (859) 815-3333

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

===========================================================================================================================

                                                CALCULATION OF REGISTRATION FEE
===========================================================================================================================
        TITLE OF EACH CLASS                      AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
           OF SECURITIES                         TO BE         OFFERING PRICE PER   AGGREGATE OFFERING  REGISTRATION FEE
          TO BE REGISTERED                   REGISTERED [1]          SHARE                PRICE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per           4,000,000 shares      $63.505 [3]        $254,020,000 [3]      $27,180.14
share, and Rights attached thereto [2]
---------------------------------------------------------------------------------------------------------------------------

[1] Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all of such additional common stock. [2] One Right to purchase one-thousandth of a share of Series A Participating Cumulative Preferred Stock accompanies each share of Common Stock, par value $0.01 per share.
[3] Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457 of the Act on the basis of the average of the high and low reported sale prices of Ashland's common stock on the New York Stock Exchange Composite Tape on February 7, 2006 ($63.505).

                              EXPLANATORY NOTE

     This Registration Statement on Form S-8 is filed by Ashland Inc., a Kentucky corporation ("Ashland"), relating to 4,000,000 shares of its common stock, par value $0.01 per share, issuable to eligible employees and qualified non-employee directors of Ashland pursuant to the 2006 Ashland Inc. Incentive Plan.

                                   PART I
            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 001-32532), are hereby incorporated by reference into this Registration Statement:

     (a) Ashland's Annual Report on Form 10-K for the fiscal year ended September 30, 2005;

     (b) the description of Ashland's common stock (and the related preferred stock purchase rights) set forth under the headings "Description of New Ashland Capital Stock" and "Comparison of Rights of Holders of Common Stock" in the registration statement on Form 8-A of Ashland filed under the Exchange Act on June 15, 2005 (File No. 001-32532), including any amendment or report filed for the purpose of updating such description;

     (c) Ashland's quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2005; and

     (d) Ashland's current reports on Form 8-K as filed on October 24, 2005, November 4, 2005, January 3, 2006, January 6, 2006 and January 25, 2006.

     In addition, all documents hereafter filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto, or in a document incorporated by reference herein, shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement, or any document that is also incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the common stock offered hereby has been passed upon by David L. Hausrath, Esq., Senior Vice President, General Counsel and
Secretary of Ashland. Mr. Hausrath owns beneficially 94,805 shares of our common stock (including common stock units held in our deferred compensation plan).

     The consolidated financial statements and schedule of Ashland appearing in Ashland's Annual Report (Form 10-K) for the year ended September 30, 2005, and Ashland management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2005 included therein, have been audited by Ernst & Young LLP ("Ernst & Young"), Independent Registered Public Accounting Firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule and management's assessment are, and audited consolidated financial statements and schedule and management's assessment to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such financial statements and management's assessment (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. We have elected to indemnify our officers and directors pursuant to our Restated Articles, our By-laws and by contract rather than to have such indemnification governed by the statutory provisions.

     Article X of the Restated Articles permits, but does not require, us to indemnify our directors, officers and employees to the fullest extent permitted by law. Our By-laws require indemnification of our officers and employees under certain circumstances. We have entered into indemnification contracts with each of our directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

     We have purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) us against certain costs which we might be required to pay by way of indemnification to our directors or officers under our Restated Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by us. In addition, we have purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which we, or the fiduciaries under our employee benefit plans, which may include our directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The  following  Exhibits  are  filed  as  part  of  this  Registration
Statement:

    4.1        Second  Restated   Articles  of   Incorporation  of  Ashland
               (incorporated   herein  by  reference  to  Exhibit  3(i)  of
               Ashland's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005).
    4.2 Rights Agreement dated as of May 16, 1996 between Ashland and the Rights Agent (incorporated herein by reference to Exhibit 4.4 of Ashland's Annual Report on Form 10-K for the fiscal year ended September 30, 2001).

    4.3        Amendment  No.  1 dated  as of  March  18,  2004  to  Rights
               Agreement  dated as of May 16, 1996 between  Ashland and the
               Rights Agent (incorporated  herein by reference to Exhibit 4
               of   Ashland's  Quarterly  Report on Form 10-Q for the fiscal
               quarter ended March 31, 2004).
    4.4        Amendment  No.  2 dated  as of  April  27,  2005  to  Rights
               Agreement  dated as of May 16, 1996 between  Ashland and the
               Rights  Agent  (incorporated  herein by reference to Exhibit
               4.7 of Ashland's Form S-4/A filed with the Commission on May
               2, 2005 (Registration No. 333-119689-01)).
    4.5        Specimen  certificate  of Common Stock,  par value $0.01 per share  (incorporated  herein by  reference to Exhibit 4.2 of
               Ashland's  Form S-4/A filed with the  Commission  on May 10,
               2005 (Registration No. 333-119689-01)).
    4.6        By-laws  of Ashland  (incorporated  herein by  reference  to
               Exhibit 3(ii) of Ashland's Quarterly Report on Form 10-Q for
               the fiscal quarter ended June 30, 2005).
    4.7        2006 Ashland Inc.  Incentive  Plan  (incorporated  herein by reference  to Exhibit 10 of  Ashland's  Quarterly  Report on
               Form 10-Q for the fiscal quarter ended December 31, 2005).
    5          Opinion of David L. Hausrath, Esq.
    23.1       Consent of Ernst & Young LLP.
    23.2       Consent of David L. Hausrath, Esq. (included as part of
               Exhibit 5).
    24.1       Power of Attorney.
    24.2       Certified   Resolutions  of  Ashland's  Board  of  Directors
               authorizing execution of this Registration Statement by Power of Attorney.

ITEM 9.  UNDERTAKINGS.

     (A)  Ashland hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (A)(l)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Ashland pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (B) Ashland hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Ashland's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Ashland pursuant to the foregoing provisions, or otherwise, Ashland has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ashland of expenses incurred or paid by a director, officer or controlling person of Ashland in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ashland will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, Ashland certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Covington, Commonwealth of Kentucky, on February 13, 2006.

                               ASHLAND INC.,
                               By
                               /s/ David L. Hausrath
                               ------------------------------------------------
                               Name:    David L. Hausrath
                               Title:   Senior Vice President, General Counsel
                                        and Secretary

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on February 13, 2006.


        SIGNATURE                                        TITLE
           *                          Chairman of the Board and Chief
---------------------------------     Executive Officer
    James J. O'Brien                  (Principal Executive Officer)

           *                          Senior Vice President and Chief
---------------------------------     Financial Officer
    J. Marvin Quin                    (Principal Financial Officer)

           *                           Vice President and Controller
---------------------------------     (Principal Accounting Officer)
    Lamar M. Chambers

           *
---------------------------------     Director
    Ernest H. Drew

           *
---------------------------------     Director
    Roger W. Hale

           *
---------------------------------     Director
    Bernadine P. Healy

           *
---------------------------------     Director
    Mannie L. Jackson

           *
---------------------------------     Director
    Patrick F. Noonan

           *
---------------------------------     Director
    Kathleen Ligocki

           *
---------------------------------     Director
    George A. Schaefer, Jr.

           *
---------------------------------     Director
   Theodore M. Solso

           *
---------------------------------     Director
    Michael J. Ward

*By: /s/ David L. Hausrath
     David L. Hausrath
     Attorney-in-fact

                               EXHIBIT INDEX

     4.1        Second  Restated   Articles  of  Incorporation  of  Ashland
                (incorporated  herein  by  reference  to  Exhibit  3(i)  of
                Ashland's  Quarterly  Report  on Form  10-Q for the  fiscal quarter ended June 30, 2005).*
     4.2        Rights  Agreement  dated as of May 16, 1996 between Ashland and the Rights Agent  (incorporated  herein by reference to
                Exhibit 4.4 of Ashland's Annual Report on Form 10-K for the
                fiscal year ended September 30, 2001).*
     4.3        Amendment  No.  1 dated  as of  March  18,  2004 to  Rights
                Agreement  dated as of May 16, 1996 between Ashland and the
                Rights Agent (incorporated herein by reference to Exhibit 4 of Ashland's  Quarterly  Report on Form 10-Q for the fiscal quarter ended March 31, 2004).*
     4.4        Amendment  No.  2 dated  as of  April  27,  2005 to  Rights
                Agreement  dated as of May 16, 1996 between Ashland and the
                Rights Agent  (incorporated  herein by reference to Exhibit
                4.7 of Ashland's  Form S-4/A filed with the  Commission  on
                May 2, 2005 (Registration No. 333-119689-01)).*
     4.5        Specimen  certificate of Common Stock,  par value $0.01 per share  (incorporated  herein by reference to Exhibit 4.2 of
                Ashland's  Form S-4/A filed with the  Commission on May 10,
                2005 (Registration No. 333-119689-01)).*
     4.6        By-laws of Ashland  (incorporated  herein by  reference  to
                Exhibit  3(ii) of Ashland's  Quarterly  Report on Form 10-Q
                for the fiscal quarter ended June 30, 2005).*
     4.7        2006 Ashland Inc.  Incentive Plan  (incorporated  herein by reference  to Exhibit 10 of Ashland's  Quarterly  Report on
                Form 10-Q for the fiscal quarter ended December 31, 2005).*
     5          Opinion of David L. Hausrath, Esq.**
     23.1       Consent of Ernst & Young LLP.**
     23.2       Consent of David L. Hausrath, Esq. (included as part of
                Exhibit 5).**
     24.1       Power of Attorney.**
     24.2       Certified  Resolutions  of  Ashland's  Board  of  Directors
                authorizing execution of this Registration Statement by Power of Attorney.**

         -----------------
         *Previously filed

         **Filed herewith